Exhibit 99.1

MedAssets Reports Fourth Quarter and Full-Year 2008 Financial Results

Reaffirms 2009 Financial Guidance

ATLANTA--(BUSINESS WIRE)--February 25, 2009--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its fourth quarter and year ended December 31, 2008, as summarized below:

			Full Year	Full Year
(In millions, except per share)	4Q-08	4Q-07	2008	2007
Net Revenue:
Revenue Cycle Management	$ 49.5	$ 26.1	$ 151.7	$ 80.5
Spend Management	34.2	27.8	127.9	108.0
Total Net Revenue	83.7	53.9	279.7	188.5
Net Income (loss)	6.0	(3.8)	10.8	(9.8)
Diluted earnings(loss) per share(EPS)	0.11	(0.20)	0.21	(0.75)
Non-GAAP adjusted EBITDA	29.4	15.7	89.7	60.6
Non-GAAP adjusted diluted EPS	0.19	nm*	0.55	nm*
Non-GAAP cash diluted EPS	$ 0.21	nm*	$ 0.65	nm*

(* Not meaningful; see below)

Net Revenue

Fourth Quarter

Total net revenue for the fourth quarter of 2008 increased 55.2% to $83.7 million from $53.9 million in the fourth quarter of 2007, driven primarily by revenue from the Accuro acquisition, an increase in recurring subscription and service fees in the Revenue Cycle Management segment, and continued growth in the Spend Management segment from supply chain services, consulting and technology solutions.

In comparing quarter-over-quarter organic growth, the Company’s total net revenue increased 18.4% to $83.7 million in the fourth quarter of 2008 when compared to non-GAAP acquisition-affected (see definition at end of this press release) total net revenue of $70.7 million in the same quarter of 2007.

Full Year

Total net revenue for the year ended December 31, 2008 increased 48.3% to $279.7 million from $188.5 million in 2007. The year-over-year improvement was driven primarily by acquisitions as well as the other factors noted above for the fourth quarter.

In comparing year-over-year organic growth, the Company’s non-GAAP acquisition-affected total net revenue for full-year 2008 increased 12.5% to $308.2 million from $274.1 million in 2007.

Non-GAAP Adjusted EBITDA

Fourth Quarter

In the fourth quarter of 2008, non-GAAP total adjusted EBITDA was $29.4 million, or 35.2% of total net revenue, an 87.0% increase over non-GAAP total adjusted EBITDA of $15.7 million, or 29.2% of total net revenue, in the fourth quarter of 2007, driven primarily by revenue growth, operating leverage and the impact of the Accuro acquisition.

In comparing quarter-over-quarter organic growth, the Company’s total adjusted EBITDA of $29.4 million increased 38.6% when compared to fourth quarter 2007 non-GAAP acquisition-affected total adjusted EBITDA of $21.2 million, or 30.0% of non-GAAP acquisition-affected total net revenue.

Full Year

For the year ended December 31, 2008, non-GAAP total adjusted EBITDA increased 48.1% to $89.7 million, or 32.1% of total net revenue, versus non-GAAP total adjusted EBITDA of $60.6 million, or 32.1% of total net revenue, in full-year 2007. The year-over-year non-GAAP total adjusted EBITDA growth was driven primarily by acquisitions as well as the other factors noted above for the fourth quarter.

In comparing year-over-year organic growth, the Company’s full-year 2008 non-GAAP acquisition-affected total adjusted EBITDA was $99.8 million, or 32.4% of non-GAAP acquisition-affected total net revenue, an increase of 17.6% from $84.9 million, or 31.0% of non-GAAP acquisition-affected total net revenue, in 2007.

Net Income & Earnings per Share

Fourth Quarter

Net income attributable to common stockholders in the fourth quarter of 2008 was $6.0 million, or $0.11 per diluted share, versus a net loss attributable to common stockholders of $3.8 million, or a loss of $0.20 per diluted share, in the fourth quarter of 2007.

Non-GAAP adjusted diluted EPS in the fourth quarter of 2008, which is defined as diluted EPS excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, was $0.19 per diluted share. Non-GAAP cash diluted EPS, which additionally excludes non-cash tax-adjusted share-based compensation expense, was $0.21 per diluted share.

Full Year

For full-year 2008, net income attributable to common stockholders was $10.8 million, or $0.21 per diluted share, versus a net loss attributable to common stockholders of $9.8 million, or a loss of $0.75 per diluted share, in full-year 2007.

Non-GAAP adjusted diluted EPS in 2008 was $0.55 per diluted share. Non-GAAP cash diluted EPS in full-year 2008 was $0.65 per diluted share.

* The comparison of 2007 non-GAAP adjusted diluted EPS and non-GAAP cash diluted EPS to 2008 performance is not meaningful due to the significant non-recurring preferred stock dividends accrued in 2007 prior to the Company’s initial public offering in December of that year.

Cash Flow and Capital Resources

Net cash provided by operating activities for full-year 2008 rose 25.2% to $52.1 million from $41.6 million in 2007. The Company’s balance sheet as of December 31, 2008 included $245.6 million in total bank debt, and leverage was approximately 2.5 times trailing non-GAAP acquisition-affected adjusted EBITDA.

Reaffirming 2009 Guidance

MedAssets reaffirmed its full-year 2009 financial outlook, as follows:

12 Months
(In millions, except EPS)	ended 12/31/09
Net Revenue:
Revenue Cycle Management	$ 207 – 213
Spend Management	137 – 143
Total Net Revenue	346 – 354
Diluted EPS	0.27 - 0.35
Non-GAAP adjusted EBITDA	111 – 117
Non-GAAP adjusted diluted EPS	0.56 - 0.64
Non-GAAP cash diluted EPS	$ 0.74 - 0.82

At December 31, 2008, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $301.1 million ($174.6 million from the Revenue Cycle Management segment and $126.5 million from the Spend Management segment). This is an increase of approximately 1.0% on a consolidated basis when compared to the rolling 12-month total as of September 30, 2008, and was anticipated given the strength of the Company’s financial results in the fourth quarter of 2008. The December 31, 2008 non-GAAP contracted revenue of $301.1 million equates to approximately 86% of the midpoint of the Company’s 2009 total net revenue guidance range.

Conference Call Information

Time/Date: 5:00 p.m. ET today, Wednesday, February 25, 2009

Phone: 866-811-1812 (or 706-902-0609 international), conference code 82066755

Webcast: http://ir.medassets.com, “Events & Presentations” page

Replay: Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 82066755)

The Company intends to file its Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission on or about March 11, 2009, and the Form 10-K will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: EBITDA, adjusted EBITDA, adjusted diluted EPS, cash diluted EPS, acquisition-affected total net revenue, acquisition-affected EBITDA, acquisition-affected total adjusted EBITDA, and contracted revenue.

Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2009 projections, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with its past acquisitions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2008 that will be filed on or about March 11, 2009 with the Securities and Exchange Commission. The Company disclaims any responsibility to update any forward-looking statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007	% Change	2008	2007	% Change
	Unaudited	Unaudited		Unaudited	Audited
Revenue:
Administrative fees, net	$ 27,410	$ 23,826	15.0%	$ 105,765	$ 94,792	11.6%
Other service fees	56,281	30,095	87.0%	173,891	93,726	85.5%

Total net revenue	83,691	53,921	55.2%	279,656	188,518	48.3%

Operating expenses:
Cost of revenue	15,296	10,138		51,548	27,983
Product development expenses	5,366	2,173		16,393	7,785
Selling and marketing expenses	11,109	9,073		43,205	35,748
General and administrative expenses	25,427	20,415		91,481	64,817
Depreciation	2,742	1,845		9,793	7,115
Amortization of intangibles	7,325	4,845		23,442	15,778
Impairment of property and equipment, intangibles and in process research and development
	193	9		2,272	1,204

Total operating expenses	67,458	48,498	39.1%	238,134	160,430	48.4%

Operating income	16,233	5,423	199.3%	41,522	28,088	47.8%
Other income (expense):
Interest (expense)	(6,151)	(6,240)		(21,271)	(20,391)
Other income (expense)	180	1,014		(1,921)	3,115

Income before income taxes	10,262	197		18,330	10,812
Income tax expense	4,230	323		7,489	4,516

Net income (loss)	6,032	(126)		10,841	6,296
Preferred stock dividends and accretion [a]	-	(3,649)		-	(16,094)

Net income (loss) attributable to common stockholders	$ 6,032	$ (3,775)		$ 10,841	$ (9,798)

Basic and diluted income (loss) per share:
Basic net income (loss) attributable to common stockholders	$ 0.11	$ (0.20)		$ 0.22	$ (0.75)

Diluted net income (loss) attributable to common stockholders	$ 0.11	$ (0.20)		$ 0.21	$ (0.75)

Weighted average shares — basic [b]	53,866	18,761		49,843	12,984
Weighted average shares — diluted [b]	55,976	18,761		52,314	12,984

(a) The Company's participating preferred stock converted to common stock on December 18, 2007 as the result of the Company's initial public offering. As a result of this conversion, the Company is no longer obligated to pay the associated accrued preferred dividend, and all rights of the former preferred stockholders to accrued and unpaid preferred dividends were terminated.

(b) For the three months and twelve months ended December 31, 2007, common stock equivalents are not included in the weighted average shares outstanding since the effect would be antidilutive due to net losses attributable to common stockholders in the period.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
In $000s, except shares	2008	2007
	Unaudited	Audited

ASSETS
Current
Cash and cash equivalents	$5,429	$136,972
Accounts receivable, net of allowances of $2,247 and $3,506 as of December 31,
2008 and December 31, 2007	55,048	33,679
Deferred tax asset, current	13,780	15,049
Prepaid expenses and other current assets	5,997	4,508

Total current assets	80,254	190,208

Property and equipment, net	42,417	32,490
Other long term assets
Goodwill	508,748	232,822
Intangible assets, net	124,340	62,491
Other	18,101	8,368

Other long term assets	651,189	303,681

Total assets	$773,860	$526,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,725	$4,562
Accrued revenue share obligation and rebates	29,698	29,998
Accrued payroll and benefits	21,837	13,402
Other accrued expenses	6,981	5,612
Deferred revenue, current portion	24,280	19,791
Deferred purchase consideration	19,361	-
Current portion of notes payable	30,277	2,020
Current portion of finance obligation	149	128

Total current liabilities	139,308	75,513

Notes payable, less current portion	215,349	196,264
Finance obligation, less current portion	9,860	10,009
Deferred revenue, less current portion	6,411	3,229
Deferred tax liability	15,817	5,868
Other long term liabilities	4,176	5,981

Total liabilities	390,921	296,864

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 53,917,000 and 44,429,000 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively
	539	444
Additional paid in capital	605,340	464,313
Notes receivable from stockholders	-	(614)
Accumulated other comprehensive loss	(2,088)	(2,935)
Accumulated deficit	(220,852)	(231,693)

Total stockholders’ equity	382,939	229,515

Total liabilities and stockholders’ equity	$773,860	$526,379

CONSOLIDATED STATEMENTS OF CASH FLOWS

In $000s	December 31,	December 31,
	2008	2007
	Unaudited	Audited

Operating activities:
Net income	$10,841	$6,296

Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	1,906	1,076
Impairment of property and equipment	243	9
Depreciation	10,503	7,469
Amortization of intangibles	24,316	16,571
(Gain) loss on sale of assets	(120)	56
Noncash stock compensation expense	8,550	5,611
Excess tax benefit from exercise of stock options	(1,866)	(2,894)
Amortization of debt issuance costs	1,374	452
Noncash interest expense, net	1,419	520
Impairment of intangibles	2,029	1,195
Deferred income tax expense	5,132	367

Changes in assets and liabilities:	(12,199)	4,896

Cash provided by operating activities	52,128	41,624

Investing activities:
Purchases of property, equipment, and software	(6,895)	(9,862)
Capitalized software development costs	(11,129)	(6,829)
Acquisitions, net of cash acquired	(209,972)	(90,963)

Cash used in investing activities	(227,996)	(107,654)

Financing activities:
Decrease in restricted cash	20	-
Proceeds from notes payable	198,999	160,188
Repayment of notes payable and capital lease obligations	(151,658)	(132,668)
Repayment of finance obligation	(648)	(647)
Debt issuance costs	(6,167)	(1,590)
Payment on note receivable from stockholders	92	248
Excess tax benefit from exercise of stock options	1,866	2,894
Payment of dividend	-	(70,000)
Issuance of series J preferred stock, net of offering costs	-	1,000
Issuance of common stock, net of offering costs	1,841	220,098

Cash provided by financing activities	44,345	179,523

Net (decrease) increase in cash and cash equivalents	(131,523)	113,493
Cash and cash equivalents, beginning of period	136,952	23,459

Cash and cash equivalents, end of period	$5,429	$136,952

SUPPLEMENTAL SEGMENT REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended December 31,
	2008		2007		% Change
Net revenue
Revenue Cycle Management ("RCM")	$49,499		$26,118		89.5%
Spend Management	34,192		27,803		23.0%

Total net revenue	83,691		53,921		55.2%
Acquisition-related RCM adjustments [c]	-		16,765

Total non-GAAP acquisition-affected net revenue	$83,691		$70,686		18.4%

Non-GAAP adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$17,332	35.0%	$6,574	25.2%	163.6%
Spend Management	17,627	51.6%	13,138	47.3%	34.2%
Corporate	(5,510)		(3,966)		38.9%

Total non-GAAP Adjusted EBITDA	$29,449	35.2%	$15,746	29.2%	87.0%
Acquisition-related RCM adjustments [c]	-		5,495

Total non-GAAP acquisition-affected adjusted EBITDA	$29,449	35.2%	$21,241	30.0%	38.6%

	Twelve Months Ended December 31,
	2008		2007		% Change
Net revenue
Revenue Cycle Management ("RCM")	$151,717		$80,512		88.4%
Spend Management	127,939		108,006		18.5%

Total net revenue	279,656		188,518		48.3%
Acquisition-related RCM adjustments [c]	28,540		85,539

Total non-GAAP acquisition-affected net revenue	$308,196		$274,057		12.5%

Non-GAAP adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$43,375	28.6%	$22,711	28.2%	91.0%
Spend Management	64,175	50.2%	50,632	46.9%	26.7%
Corporate	(17,834)		(12,772)		39.6%

Total non-GAAP Adjusted EBITDA	$89,716	32.1%	$60,571	32.1%	48.1%
Acquisition-related RCM adjustments [c]	10,103		24,330

Total non-GAAP acquisition-affected adjusted EBITDA	$99,819	32.4%	$84,901	31.0%	17.6%

(c) Acquisition-related RCM adjustments reflect the historical results of the acquired companies' operations from the beginning of each period presented to the date of acquisition, inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
ACTUAL RESULTS	Unaudited	Unaudited	Unaudited	Audited

Net Income (loss)	$6,032	$(126)	$10,841	$6,296

Depreciation	2,742	1,845	9,793	7,115
Amortization of intangibles	7,325	4,845	23,442	15,778
Amortization of intangibles (included in cost of revenue)	586	378	1,581	1,145
Interest expense, net	6,108	5,717	19,823	18,213
Income tax expense	4,230	323	7,489	4,516

Non-GAAP EBITDA	$27,023	$12,982	$72,969	$53,063

Impairment of intangibles	193	9	2,272	1,204
Share-based compensation	1,959	2,720	8,550	5,611
Rental income from capitalized building lease	(109)	(109)	(438)	(438)
Purchase accounting adjustments	383	144	2,449	1,131
Interest rate swap cancellation	-	-	3,914	-

Non-GAAP adjusted EBITDA	$29,449	$15,746	$89,716	$60,571

NON-GAAP ACQUISITION-AFFECTED RESULTS

Net Income (loss)	$6,032	$(126)	$10,841	$6,296
Non-GAAP acquisition-related net loss	-	(55)	(1,674)	(9,559)

Non-GAAP acquisition-affected net income (loss)	6,032	(181)	9,167	(3,263)

Depreciation [d]	2,742	2,194	10,415	8,838
Amortization of intangibles [d]	7,325	8,904	29,646	33,709
Amortization of intangibles (included in cost of revenue) [d]	586	378	1,581	1,848
Interest expense, net [d]	6,108	8,232	24,112	34,385
Income tax expense [d]	4,230	(1,693)	6,456	(1,367)

Non-GAAP acquisition-affected EBITDA	$27,023	$17,834	$81,377	$74,150

Impairment of intangibles [d]	193	9	2,272	1,204
Share-based compensation [d]	1,959	3,007	9,067	7,192
Rental income from capitalized building lease [d]	(109)	(109)	(438)	(438)
Purchase accounting adjustments [d]	383	500	3,627	2,793
Interest rate swap cancellation [d]	-	-	3,914	-

Non-GAAP acquisition-affected adjusted EBITDA	$29,449	$21,241	$99,819	$84,901

(d) Figures are non-GAAP except for the three months ended December 31, 2008

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		12 Months Ended
Per share data	December 31,		December 31,
	2008		2008

Diluted EPS attributable to common stockholders	$ 0.11		$ 0.21

Non-cash, tax-adjusted Impairment of intangibles	-		0.03

Tax-adjusted interest rate swap cancellation	-		0.04

Non-cash, tax-adjusted acquisition-related intangible amortization	0.08		0.27

Non-GAAP adjusted diluted EPS	0.19		0.55

Non-cash, tax-adjusted share-based compensation	0.02		0.10

Non-GAAP cash diluted EPS	$ 0.21		$ 0.65

Weighted average shares - diluted	55,976		52,314

SUPPLEMENTAL 2009 ADJUSTED EBITDA GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	12 Months Ending
In $000s	December 31,
	2009
	(Low)	(High)

Net Income	$ 15,300	$ 19,800

Depreciation	15,200	14,800
Amortization of intangibles	28,000	28,000
Amortization of intangibles (included in cost of revenue)	3,200	3,200
Interest expense, net	21,400	20,800
Income tax expense	10,300	13,200

Non GAAP EBITDA	93,400	99,800

Share-based compensation	17,500	17,100
Rental income from capitalized building lease	(400)	(400)
Purchase accounting adjustments	500	500

Non-GAAP adjusted EBITDA	$ 111,000	$ 117,000

SUPPLEMENTAL 2009 EARNINGS PER SHARE GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	12 Months Ending
	December 31,
In 000s, except per share data	2009
	(Low)	(High)

Net Income	$ 15,300	$ 19,800

Diluted EPS	0.27	0.35
Non-cash, tax-adjusted acquisition-related intangible amortization	0.29	0.29

Non-GAAP adjusted diluted EPS	0.56	0.64

Non-cash, tax-adjusted share-based compensation	0.18	0.18

Non-GAAP cash diluted EPS	$ 0.74	$ 0.82

Fully diluted weighted average shares outstanding	57,400	57,400

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with the following non-GAAP financial information: EBITDA, adjusted EBITDA; adjusted diluted EPS; cash diluted EPS; acquisition-affected total net revenue, acquisition-affected EBITDA, acquisition-affected total adjusted EBITDA and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items; and adjusted diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis. EBITDA, adjusted EBITDA and adjusted diluted EPS are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments, and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense. EBITDA, adjusted EBITDA and adjusted diluted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines cash diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis and non-cash tax-adjusted shared-based compensation expense. Cash diluted EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Cash diluted EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain cash diluted EPS growth over time, investors may find such information useful.

Acquisition-affected results include the results of certain acquired companies prior to the Company’s actual ownership. The XactiMed, MD-X and Accuro acquisitions were consummated on May 18, 2007, July 2, 2007 and June 2, 2008, respectively. These results assume the XactiMed and MD-X acquisitions as well as certain financings, inclusive of certain purchase accounting adjustments, had occurred on January 1, 2007, and the acquisition of Accuro occurred on January 1 of each of 2007 and 2008. Acquisition-affected net revenue, EBITDA and adjusted EBITDA are used by management and the board of directors to better understand the extent of period-over-period growth of the Revenue Cycle Management segment and the Company as a whole. Given the significant impact that these transactions had on the Company during the fiscal years ended December 31, 2007 and 2008, the Company believes such acquisition-affected measures are useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if these transactions had occurred at the beginning of such periods. These measures also should not be considered representative of the Company's future results of operations.

Contracted revenue is a forward-looking operating measure used by management and the board of directors and investors to better understand revenue growth trends within its businesses as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of our revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

mdas/F

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com